UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019

OMEGA HEALTHCARE INVESTORS, INC.

OHI HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(Omega Healthcare Investors, Inc.)	(Omega Healthcare Investors, Inc.)	(Omega Healthcare Investors, Inc.)
Delaware	33-203447-11	36-4796206
(OHI Healthcare Properties Limited Partnership)	(OHI Healthcare Properties Limited Partnership)	(OHI Healthcare Properties Limited Partnership)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the completion of the acquisition of MedEquities Realty Trust, Inc. (“MedEquities”), on May 17, 2019, Omega Healthcare Investors, Inc. (“Omega”) borrowed approximately $350 million under its existing senior unsecured revolving credit facility (the “Revolving Credit Facility”). The terms of the Revolving Credit Facility are described in Omega’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 31, 2017 and in Omega’s Form 8-K filed with the SEC on February 6, 2019.

Item 8.01 Other Events.

Omega and MedEquities are parties to that certain Agreement and Plan of Merger, dated as of January 2, 2019, as amended on March 26, 2019 (the “Merger Agreement”), with MedEquities OP GP, LLC, MedEquities Realty Operating Partnership, LP, and OHI Healthcare Properties Limited Partnership. Pursuant to the terms and on the conditions set forth in the Merger Agreement, on May 17, 2019, MedEquities merged with and into Omega (the “Merger”), with Omega continuing as the surviving company in the Merger. At the effective time of the Merger and in accordance with the Merger Agreement, each share of MedEquities common stock issued and outstanding immediately prior thereto was converted into the right to receive (i) 0.235 of a share of Omega common stock plus the right to receive cash in lieu of any fractional shares of Omega common stock, and (ii) an amount in cash equal to $2.00 (the “Cash Consideration”). Omega expects to deliver approximately $64 million in cash and 7.5 million shares of Omega common stock to former holders of MedEquities common stock as merger consideration in accordance with the Merger Agreement. In addition, MedEquities declared a special dividend of $0.21 per share of MedEquities common stock payable to the holders of MedEquities common stock as of the closing date of the Merger, which is payable together with the Cash Consideration in accordance with the terms of the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of January 2, 2019, by and among MedEquities Realty Trust, Inc., MedEquities OP GP, LLC, MedEquities Realty Operating Partnership, LP, Omega Healthcare Investors, Inc. and OHI Healthcare Properties Limited Partnership, as amended by the First Amendment to Agreement and Plan of Merger, dated March 26, 2019 (Incorporated by reference to Annex A of Amendment No. 1 to Form S-4 (file No. 333-229594) filed March 29, 2019) (Pursuant to Item 601(a)(5) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted and Omega Healthcare Investors, Inc. agrees to furnish supplementally a copy of any such omitted schedules to the SEC or its staff upon request).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Co-Registrant)

Dated: May 17, 2019	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer, Treasurer and Secretary

OHI Healthcare Properties Limited Partnership
(Co-Registrant)

Dated: May 17, 2019	By:	Omega Healthcare Investors, Inc., its General Partner
	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer, Treasurer and Secretary

3